Exhibit 99.1

TICKETMASTER ENTERTAINMENT, INC. ANNOUNCES COMPLETION
OF TRANSACTION TO ACQUIRE CONTROLLING INTEREST IN
FRONT LINE MANAGEMENT

WEST HOLLYWOOD, Calif., Oct 31, 2008 (GlobeNewswire via COMTEX News Network) --Ticketmaster Entertainment, Inc. (Nasdaq:TKTM), a leading diversified live entertainment ticketing and marketing company, today announced the completion of the previously announced transaction to acquire a controlling equity interest in Front Line Management Group, Inc., for $123 million in cash. In connection with the transaction, the company changed its name from Ticketmaster to Ticketmaster Entertainment, Inc. Ticketmaster Entertainment consists of both Ticketmaster, the world's leading live entertainment ticketing and marketing company, and Front Line, the world's leading artist management company, and is uniquely positioned to transform the music and live entertainment industries by strengthening the artist-to-fan experience. Irving Azoff, founder and chief executive officer of Front Line, has assumed the post of chief executive officer of Ticketmaster Entertainment. Additionally, Ticketmaster Entertainment appointees include: Sean Moriarty, president of Ticketmaster Entertainment, Inc. and chief executive officer of Ticketmaster; Terry Barnes, chairman of Ticketmaster; Eric Korman, president of Ticketmaster; and Howard Kaufman, special advisor to Mr. Azoff.

About Ticketmaster Entertainment, Inc.

Ticketmaster Entertainment consists of Ticketmaster and Front Line Management Group. As the world's leading live entertainment ticketing and marketing company, Ticketmaster connects the world to live entertainment. Ticketmaster operates in 20 global markets, providing ticket sales, ticket resale services, marketing and distribution through www.ticketmaster.com, one of the largest e-commerce sites on the Internet; approximately 6,700 retail outlets; and 19 worldwide call centers. Established in 1976, Ticketmaster serves more than 10,000 clients worldwide across multiple event categories, providing exclusive ticketing services for leading arenas, stadiums, professional sports franchises and leagues, college sports teams, performing arts venues, museums, and theaters. In 2007, the company sold more than 141 million tickets valued at over $8.3 billion on behalf of its clients. Ticketmaster Entertainment acquired a controlling interest in Front Line Management Group in October 2008. Founded by Irving Azoff and Howard Kaufman in 2004, Front Line is the world's leading artist management company, with nearly 200 clients and more than 80 executive managers. Front Line represents a wide range of major artists, including the Eagles, Jimmy Buffett, Neil Diamond, Van Halen, Fleetwood Mac, Christina Aguilera, Stevie Nicks, Aerosmith, Steely Dan, Chicago, Journey, and Guns N' Roses. Ticketmaster Entertainment, Inc. is headquartered in West Hollywood, California (Nasdaq:TKTM).

Forward-Looking Statement

This news release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements relating to Ticketmaster Entertainment, Inc.'s (the "Company's") anticipated financial performance, business prospects, new developments and similar matters, and/or statements that use words such as "anticipates," "estimates," "expects," "intends," "plans," "believes" and similar expressions. An such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance or results to differ materially from those in the forward-looking statements, including those risks and uncertainties related to the Company's ability to operate effectively as a public company following its recent spin-off from IAC; changes in economic conditions generally or in the live entertainment industry; the ability of the Company to retain existing and obtain new clients; the Company's ability to maintain its brand recognition and attract and retain customers in a cost-effective manner; integration of historical and future acquisitions, including the Front Line acquisition; the Company's ability to expand successfully in international markets; changing customer requirements and industry standards; regulatory changes; and the other risks detailed from time to time in the Company's SEC reports, including the most recent reports on Forms S-1, 10-Q and 8-K, each as it may be amended from time to time. The Company assumes no obligation to update these forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.